UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01          Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 8, 2023, ReWalk Robotics, Inc. (“RRI”), a wholly owned subsidiary of ReWalk Robotics Ltd. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with AlterG, Inc. (“AlterG”), Atlas Merger Sub, Inc., a wholly owned subsidiary of RRI (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as representative, agent and attorney-in-fact of the securityholders of AlterG. Upon the closing of the acquisition on August 11, 2023 (the “Closing”), Merger Sub merged with and into AlterG, with AlterG continuing as the surviving corporation and a direct and wholly owned subsidiary of RRI (the “Acquisition”).

Upon the Closing of the Acquisition, AlterG became an indirect and wholly owned subsidiary of the Company. The aggregate consideration paid by RRI at the Closing pursuant to the Agreement was approximately $19.0 million in cash (subject to customary adjustments for net working capital, indebtedness, cash, and transaction expenses).

Following the Closing, the Agreement provides for two potential earnout payments to be made to AlterG’s stockholders (as of immediately prior to the Closing) based on AlterG’s revenue growth during the two consecutive trailing twelve-month periods following the Closing. Each earnout payment, if any, will equal 65% of the revenue growth (measured in accordance with the terms of the Agreement) during each such trailing twelve-month period.

Item 7.01          Regulation FD Disclosure.

On August 11, 2023, the Company issued a press release announcing the Closing of the Acquisition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and ReWalk undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors including that the transaction may involve unexpected costs, or liabilities and ReWalk and AlterG may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of ReWalk are set forth in its filings with the SEC, including ReWalk’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022  and other documents subsequently filed with the SEC, which are available on the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors.” The risks and uncertainties described above and in ReWalk’s filings with the SEC are not exclusive. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements.

Item 9.01          Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of ReWalk Robotics Ltd. dated August 11, 2023**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.
Dated: August 11, 2023	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer